UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 19, 2016

NORTHWEST PIPE COMPANY

(Exact name of registrant as specified in its charter)

OREGON	0-27140	93-0557988
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5721 SE Columbia Way, Suite 200

Vancouver, WA 98661

(360) 397-6250

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 19, 2016, Northwest Pipe Company and Permalok Corporation (the “Company”) and Bank of America, N.A., (the “Lender”) entered into the Amendment Number One to Loan and Security Agreement (the “Amended Loan Agreement”). The Amended Loan Agreement reflects amendments to the definitions of Eligible Equipment, Equipment Formula Amount, and Value, and modifies the Equipment Formula Amount and Inventory Formula Amount included in the Borrowing Base, as well as the terms of the Repayment of the Revolver Loans.

The foregoing description of the Amended Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Loan Agreement, which is filed herewith as Exhibit 10.1 to this Report, and is incorporated herein by reference.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description
10.1	Amendment Number One to Loan and Security Agreement dated October 19, 2016, by and between Northwest Pipe Company and Permalok Corporation, individually and collectively as borrower, and Bank of America, N.A., as agent and lender.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on October 24, 2016.

NORTHWEST PIPE COMPANY
(Registrant)

By	/s/ Robin Gantt

Robin Gantt,
Senior Vice President, Chief Financial Officer and Corporate Secretary